As filed with the Securities and Exchange Commission on July 2, 2004.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMERICAN POWER CONVERSION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2722013
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

132 Fairgrounds Road, West Kingston, RI 02892

(Address of Principal Executive Offices)(Zip Code)

2004 Long-Term Incentive Plan

(Full Title of the Plan)

Jeffrey J. Giguere, Esq.
Vice President, General Counsel and Clerk
132 Fairgrounds Road
West Kingston, RI 02892
(401) 789-5735

(Name, address including zip code and telephone number,
including area code, of agent for service)

Copy to:

William B. Simmons, Jr., Esq.
TESTA, HURWITZ & THIBEAULT, LLP
High Street Tower
125 High Street
Boston, Massachusetts 02110

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2004 Long-Term Incentive Plan

Common Stock, $.01 par value	15,000,000 shares	(1)	$19.46	(2)	$291,900,000	$36,983.73	(3)

(1) This Registration Statement covers 15,000,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to awards granted under the Registrant’s 2004 Long-Term Incentive Plan.  Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend, recapitalization or other similar transaction.

(2) Pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933, the price of $19.46 per share, which is the average of the high and low prices reported on the Nasdaq Stock Market on June 30, 2004, is set forth solely for the purposes of calculating the registration fee.

(3) The Registrant previously filed a Registration Statement on Form S-8 (Registration No. 333-91994) as filed with the Securities and Exchange Commission on July 3, 2002, registering 9,500,000 shares of Common Stock issuable pursuant to options under the Registrant’s 1997 Stock Option Plan and paid a registration fee of $10,828.86.  The Registrant has filed a post-effective amendment to such registration statement to deregister all 9,500,000 of those shares.  Accordingly, pursuant to Rule 457(p) the portion of the registration fee associated with those deregistered shares ($10,828.86) is hereby offset against the registration fee payable hereunder.  The remainder of the registration fee payable hereunder ($26,154.87) is paid herewith.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by American Power Conversion Corporation (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference as of their respective dates and information that the Registrant files later with the SEC will automatically update and supersede this information.  The Registrant incorporates by reference the documents listed below and any future filings it will make with the SEC under Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act (File No. 001-12432), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2004, filed on May 7, 2004;

(c)                                  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on August 29, 1988; and

(d)                                 The description of the Rights to Purchase the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A under Section 12(g) of the Exchange Act on September 3, 1999.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 67 of the Massachusetts Business Corporation Law (“Section 67”) provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.  In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Company’s By-laws provide that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith in the reasonable belief that his or her action was in the best interests of the Company.  Reference is made to the Company’s By-laws filed as Exhibit 3.02 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-12432).

The Company maintains director and officers liability insurance for the benefit of its directors and officers.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

4.1

Articles of Organization of the Registrant, as amended, (previously filed as Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999 and incorporated herein by reference (File No. 1-12432)).

4.2

By-laws of the Registrant (previously filed as Exhibit 3.02 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference (File No. 1-12432)).

4.3	2004 Long-Term Incentive Plan.

4.4

Rights Agreement, dated as of September 2, 1999 between American Power Conversion Corporation and BankBoston, N.A., which includes as Exhibit A the Form of Rights Certificate, and as Exhibit B the Summary of Rights to Purchase Common Stock (previously filed as

Exhibit 4.1 to Registrant’s registration statement No. 000-17126 on Form 8-A filed on September 3, 1999 and incorporated by reference herein).

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page of this Registration Statement).

Item 9.  Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Kingston and the state of Rhode Island, on this 2nd day of July, 2004.

AMERICAN POWER CONVERSION CORPORATION

By:	/s/ Rodger B. Dowdell, Jr.
Rodger B. Dowdell, Jr.,
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Power Conversion Corporation, hereby severally constitute and appoint Rodger B. Dowdell, Jr. and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable American Power Conversion Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Rodger B. Dowdell, Jr.	Chairman, President, Chief Executive Officer and	July 2, 2004
Rodger B. Dowdell, Jr.	Director (Principal Executive Officer)

/s/ Donald M. Muir	Senior Vice President, Finance and	July 2, 2004
Donald M. Muir	Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Emanuel E. Landsman	Vice President and Director	July 2, 2004
Emanuel E. Landsman

/s/ Neil E. Rasmussen	Senior Vice President, Chief Technology Officer	July 2, 2004
Neil E. Rasmussen	and Director

Signature	Title(s)	Date

/s/ Ervin F. Lyon	Director	July 2, 2004
Ervin F. Lyon

/s/ James D. Gerson	Director	July 2, 2004
James D. Gerson

/s/ John G. Kassakian	Director	July 2, 2004
John G. Kassakian

/s/ John F. Keane, Sr.	Director	July 2, 2004
John F. Keane, Sr.

/s/ Ellen B. Richstone	Director	July 2, 2004
Ellen B. Richstone

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Articles of Organization of the Registrant, as amended, (previously filed as Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999 and incorporated herein by reference (File No. 1-12432)).

4.2

By-laws of the Registrant (previously filed as Exhibit 3.02 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference (File No. 1-12432)).

4.3	2004 Long-Term Incentive Plan.

4.4

Rights Agreement, dated as of September 2, 1999 between American Power Conversion Corporation and BankBoston, N.A., which includes as Exhibit A the Form of Rights Certificate, and as Exhibit B the Summary of Rights to Purchase Common Stock (previously filed as Exhibit 4.1 to Registrant’s registration statement No. 000-17126 on Form 8-A filed on September 3, 1999 and incorporated by reference herein).

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page of this Registration Statement).